Exhibit 99.1

NASDAQ: INM

1445 – 885 West Georgia St.
Vancouver, BC, Canada V6C 3E8
Tel: +1.604.669.7207
Email: info@inmedpharma.com
www.inmedpharma.com

InMed Pharmaceuticals Reports Full Year Fiscal 2025 Financial Results and Provides Business Update

●	Advances INM-901 program, addressing multiple key biological pathways implicated in Alzheimer’s disease pathology

●	Further develops INM-089 demonstrating neuroprotection in the treatment of dry Age-related Macular Degeneration

●	Cash of $11.1M to support pharmaceutical developments into the fourth quarter of calendar year 2026

Vancouver, BC September 23, 2025 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates for diseases with high unmet medical needs, today announced financial results for its fiscal year ending June 30, 2025 and provided a business update on its pharmaceutical drug development programs as well as the commercial segment for its wholly-owned subsidiary, BayMedica, LLC (“BayMedica”).

The Company’s full financial statements and related MD&A for the fiscal year ended June 30, 2025, are available at www.inmedpharma.com and at www.sedar.com.

Eric A. Adams, InMed Chief Executive Officer, commented, “Throughout fiscal 2025, InMed continued to advance its pharmaceutical pipeline, in particular showcasing INM-901’s potential as a small-molecule drug candidate that addresses Alzheimer’s disease across several interrelated biological pathways rather than relying on a single mechanism. We are encouraged by the growing body of neuroinflammation data with INM-901. Across various studies, INM-901 has demonstrated statistically significant reductions in key neuroinflammation signals that are widely implicated in Alzheimer’s pathology and may operate independently of amyloid or tau. These results, alongside favorable behavioral outcomes in long-term preclinical studies, strengthen our conviction that a multi-pathway therapy like INM-901 can contribute meaningfully to disease modification.”

Mr. Adams continued, “Looking ahead, we remain focused on advancing IND-enabling studies and generating additional data that underscore INM-901’s differentiated approach. Notably, the emphasis on neuroinflammation and multi-pathway approaches appears well aligned with the themes emerging from the recent Alzheimer’s Association International Conference (“AAIC”), where leading researchers highlighted the need to move beyond amyloid and tau pathologies alone. We believe this convergence further validates our strategy and positions InMed to contribute meaningfully to the next generation of Alzheimer’s treatments.”

“Additionally, InMed has significantly strengthened its balance sheet, positioning the Company to advance its pharmaceutical development programs and deliver on key milestones into the fourth quarter of calendar year 2026.”

Business Update

Pharmaceutical Development Programs

INM-901: Targeting several biological pathways associated with Alzheimer’s disease (“AD”)

InMed’s proprietary small molecule drug candidate INM-901 continues to advance as a potential treatment for Alzheimer’s disease through its multiple mechanisms of action that target several biological pathways associated with disease progression. Throughout fiscal 2025, the Company announced several key findings for INM-901:

Neuroinflammation

●	Reported statistically significant reductions in neuroinflammation in a long-term (7-month dosing) preclinical study, including decreases in multiple plasma and brain markers of inflammation recognized as contributors to AD progression.

●	Presented ex vivo study results showing significant reductions in neuroinflammation, including key pro-inflammatory markers, independent of amyloid beta or tau pathology.

Cognition & Behavioral Outcomes

●	Demonstrated improvements in cognitive function, memory, and locomotor activity, with statistical significance achieved in certain behavioral assessments in a well-established 5xFAD AD mouse model, using a longer treatment duration and subjects with more advanced disease to validate and expand upon previous findings. These findings were presented at AAIC 2025, the world’s leading forum for Alzheimer’s disease and dementia research.

Drug Delivery

●	Confirmed INM-901 can be administered orally while achieving therapeutic brain levels comparable to intraperitoneal injection in a in vivo model, offering important advantages over routes of administration used by currently approved products.

Scientific Advisory and Intellectual Property

●	Strengthened the Company’s scientific advisory board with the appointment of Dr. Barry Greenberg, Director of the Alzheimer’s Disease Translational Center and Associate Professor of Neurology at Johns Hopkins University School of Medicine.

●	Expanded the Company’s intellectual property with the filing of an additional international patent application under the Patent Cooperation Treaty (“PCT”), covering pharmaceutical composition and method of use for INM-901 in the treatment of neurodegenerative diseases, including Alzheimer’s disease.

In fiscal 2026, InMed plans to develop its Alzheimer’s program, advancing Chemistry, Manufacturing, and Controls (“CMC”) activities and preparing for a pre-IND meeting and GLP-enabling studies to support an IND submission.

INM-089: Neuroprotection in the treatment of dry age-related macular degeneration (“AMD”)

INM-089 is a proprietary small molecule drug candidate being studied in the treatment of dry AMD. The Company continues to advance preclinical studies demonstrating significant functional and pathological improvements in a dry AMD disease study model In addition, the Company announced the selection of an intravitreal (“IVT”) formulation for INM-089, which has been successfully delivered to the targeted area of the eye in preclinical studies at doses up to 10 times the calculated safety margin relative to the intended therapeutic dose.

BayMedica commercial subsidiary

BayMedica, a leading supplier of non-intoxicating rare cannabinoids to the health and wellness sector, has experienced sustained revenue growth during the fiscal year 2025, reaching $4.9M, representing an 8% increase over the previous year. BayMedica continues to hold a strong competitive position in its commercial portfolio of non-intoxicating rare cannabinoids.

Financial commentary:

For the year ended June 30, 2025, the Company recorded a net loss of $8.2M, compared with a net loss of $7.7M for the previous year.

Research and development expenses were $2.9M for year ended June 30, 2025, compared with $3.2M for the year ended June 30, 2024. However, the Company expects research and development expenses to increase significantly in future periods as it continues to advance its pharmaceutical pipeline.

The Company incurred general and administrative expenses of $6.6M for the year ended June 30, 2025, compared to $5.8M in the previous year. The increase was primarily from a combination of changes including higher legal expenses, and consulting fees, offset by a decrease in office and administrative fees.

The Company realized sales of $4.9M in our BayMedica segment for the year ended June 30, 2025, representing an increase of $0.34M, or 8%, as compared to the year ended June 30, 2024.

As of June 30, 2025, we had cash, cash equivalents and short-term investments of $11.1M. The Company expects its cash will be sufficient to fund its planned operating expenses and capital expenditures into the fourth quarter of calendar year 2026, depending on the level and timing of realizing BayMedica revenues as well as the level and timing of the Company’s operating expenses.

Table 1. Consolidated Balance Sheet

Expressed in U.S. Dollars

	June 30,	June 30,
	2025	2024

ASSETS	$	$
Current
Cash and cash equivalents	11,075,871	6,571,610
Short-term investments	43,384	43,064
Accounts receivable (less provision for credit losses of $2,424 and $nil as of June 30, 2025 and 2024, respectively)	465,104	352,838
Inventories, net	961,173	1,244,324
Prepaids and other current assets	321,747	477,749
Total current assets	12,867,279	8,689,585

Non-Current
Property, equipment and ROU assets, net	992,199	1,249,999
Intangible assets, net	1,620,562	1,783,198
Other assets	100,000	100,000
Total Assets	15,580,040	11,822,782

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payable and accrued liabilities	1,404,283	1,654,011
Current portion of lease obligations	435,507	317,797
Total current liabilities	1,839,790	1,971,808

Non-current
Lease obligations, net of current portion	305,755	644,865
Total Liabilities	2,145,545	2,616,673
Commitments and Contingencies (Note 12)

Shareholders’ Equity
Common shares, no par value, unlimited authorized shares: 2,002,186 and 445,908 as of June 30, 2025 and 2024, respectively, issued and outstanding	91,221,174	82,784,400
Additional paid-in capital	39,322,644	35,368,899
Accumulated deficit	(117,237,892)	(109,075,759)
Accumulated other comprehensive income	128,569	128,569
Total Shareholders’ Equity	13,434,495	9,206,109
Total Liabilities and Shareholders’ Equity	15,580,040	11,822,782

Table 2. Consolidated Statements of Operations

Expressed in U.S. Dollars

	For the Year Ended
	June 30,
	2025	2024
	$	$

Sales	4,942,633	4,597,730
Cost of sales	3,236,047	3,496,817
Gross profit	1,706,586	1,100,913

Operating Expenses
Research and development	2,853,920	3,217,517
General and administrative	6,557,822	5,798,226
Amortization and depreciation	212,839	219,600
Foreign exchange loss	28,471	61,921
Total operating expenses	9,653,052	9,297,264

Other Income (Expense)
Interest and other income	155,882	527,901
Finance expense	(371,549)	-
Loss before income tax expense	(8,162,133)	(7,668,450)

Income tax expense	-	(7,100)
Net loss for the year	(8,162,133)	(7,675,550)

Net loss per share for the year
Basic and diluted	(8.36)	(20.14)
Weighted average outstanding common shares
Basic and diluted	975,985	381,053

Table 3. Consolidated Statements of Cash Flows

Expressed in U.S. Dollars

	June 30, 2025	June 30, 2024

Cash provided by (used in):	$	$

Operating Activities
Net loss	(8,162,133)	(7,675,550)
Items not requiring cash:
Amortization and depreciation	212,839	219,600
Share-based compensation	119,307	137,714
Amortization of right-of-use assets	321,885	384,918
Interest income received on short-term investments	(34)	(1,250)
Unrealized foreign exchange loss	75,928	12,262
Inventory write-down	-	305,812
Credit losses	2,424	-
Changes in operating assets and liabilities:
Inventories	283,151	66,220
Prepaids and other currents assets	173,980	20,284
Other non-current assets	-	4,908
Accounts receivable	(114,690)	(92,439)
Accounts payable and accrued liabilities	(249,728)	45,282
Deferred rent	-	(16,171)
Lease Obligations	(429,880)	(397,422)
Total cash used in operating activities	(7,766,951)	(6,985,832)

Investing Activities
Purchase of property and equipment	-	(9,293)
Sale of short-term investments	42,270	42,082
Purchase of short-term investments	(42,270)	(42,082)
Total cash (used in) provided by investing activities	-	(9,293)

Financing Activities
Proceeds from the exercise of pre-funded warrants	-	175
Proceeds from the private placement net of issuance costs	8,130,299	5,216,194
Proceeds from the sale of pre-funded warrants	5,024,891	-
Share issuance costs	(883,978)	(562,151)
Total cash provided by financing activities	12,271,212	4,654,218

Increase (decrease) in cash and cash equivalents during the year	4,504,261	(2,340,907)
Cash and cash equivalents beginning of the year	6,571,610	8,912,517
Cash and cash equivalents end of the year	11,075,871	6,571,610

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Year for:
Income taxes	$-	$7,100
Interest	$-	$-
		-
SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Preferred investment options to its placement agent	$281,810	$325,699
Fair value of warrant modification recorded as equity issuance costs	$116,482	$3,508,749
Recognition of Right-of-use asset and corresponding operating lease	$187,223	$968,376

About InMed

InMed Pharmaceuticals is a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates targeting the CB1/CB2 receptors. InMed’s pipeline consists of three drug development programs in the treatment of Alzheimer’s, ocular and dermatological indications. Together with our subsidiary BayMedica, we are a global leader in the manufacturing, development and commercialization of products based on rare cannabinoids and their proprietary, small molecule drug analogs. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1.604.416.0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: statements regarding InMed’s belief in the potential of INM-901 as a multi-mechanism small molecule drug candidate for Alzheimer’s disease; expectations relating to the reduction of neuroinflammation and improvements in cognition and behavior observed in preclinical studies; the ability of INM-901 to provide disease-modifying benefits independent of amyloid or tau pathologies; the advancement of chemistry, manufacturing, and controls (CMC) activities, the planning of GLP-enabling studies, and the preparation of an IND submission; the ability to achieve therapeutic brain levels through oral administration; expectations relating to intellectual property protection; the further development, potential efficacy, and marketability of INM-089 for dry age-related macular degeneration, including its neuroprotective properties and intravitreal (IVT) delivery profile; the further development and potential commercial uses of INM-755; optimism regarding alignment of the Company’s strategy with emerging industry trends and findings presented at the Alzheimer’s Association International Conference (AAIC); expectations regarding the sufficiency of the Company’s strengthened balance sheet to fund operations, advance pharmaceutical development programs, and achieve milestones into the fourth quarter of calendar year 2026; and, other business initiatives, strategies, and prospects of the Company.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.